UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Clark A. Johnson from the Board of Directors

At the March 22, 2007 meeting of the Board of Directors, Clark A. Johnson, Chairman of the Board, announced his retirement from the Board. Mr. Johnson, age 75, has served on the Board since September 1999 and as the Chairman of the Board since October 2000. President and Chief Executive Officer of the Company, David A. Smith, will succeed Mr. Johnson as Chairman of Board. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a press release of PSS World Medical, Inc., dated March 22, 2007, announcing the appointment of David A. Smith and retirement of Clark A. Johnson.

Appointment of Jeffrey C. Crowe to the Board of Directors

The Board of Directors at its March 22, 2007 meeting announced the appointment of Jeffrey C. Crowe, age 60, as a new Director, effective immediately, filling the vacancy created by the retirement of Clark A. Johnson from the Board. Mr. Crowe will be serving as Chairman of the Board’s Strategic Planning Committee and as a member of the Board’s Corporate Governance Committee. Attached as Exhibit 99.2 and incorporated herein by reference is a copy of a press release of PSS World Medical, Inc., dated March 22, 2007, announcing that its Board of Directors has appointed Jeffrey C. Crowe as a new director.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press Release dated March 22, 2007.

99.2	Press Release dated March 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2007

PSS WORLD MEDICAL, INC.

By:	/s/ David M. Bronson
Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated March 22, 2007
99.2	Press Release dated March 22, 2007